UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

Stablecoin Development Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401
(Address of principal executive offices and zip code)

(561) 206-4345
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SDEV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 of this Current Report is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2026, the board of directors (the “Board”) of Stablecoin Development Corporation (the “Company”) appointed David Garcia Rios to serve as a member of the Board as a Class II director, effective immediately upon appointment. As a Class II director, Mr. Garcia Rios’ term will expire at the Company’s 2027 annual meeting of stockholders. Mr. Garcia Rios will not serve on any committees of the Board at this time.

As previously reported on the Current Report on Form 8-K filed on January 16, 2026, the Company entered into a Securities Purchase Agreement (“SPA”), dated January 16, 2026, with R01 Fund LP (“R01”), Framework Ventures IV L.P. (“Framework”), Tether Investments, S.A. de C.V. (“Tether”) and Sky Frontier Foundation (“SFF”, together with R01, Framework and Tether, the “Investors”). In connection with the SPA, the Company also entered into an Investors’ Rights Agreement (the “IRA”), dated January 16, 2026, with the Investors. Pursuant to Section 2 of the IRA, SFF designated Mr. Garcia Rios as its nominee to the Board.

Mr. Garcia Rios has served as a director and consultant to SFF, an independent foundation, supporting the innovation, development, and acceleration of the Sky Ecosystem, since June 2025. He has served in this role via his employment with Alisios, SLU since January 2026. Before that, he served in a variety of roles between 2020 and 2025: Consultant at Archon Financial from 2024 to 2025, Senior Legal Counsel at HX Entertainment Limited from 2023 to 2024, Regulatory Consultant at Celsius Network, a former cryptocurrency company, from 2022 to 2023, EU Projects Expert at Consejo General de la Abogacía Española (the General Council of Spanish Lawyers) from 2021 to 2022 and Legal and Compliance at Merck Sharp & Dohme (Merck & Co.) from 2020 to 2022. Since 2025, he has served as a director at Fortification Foundation and SFF and as sole administrator for Alisios, SLU. Mr. Garcia Rios received bachelor’s degrees in law and business administration, as well as a master’s degree in corporate legal advisory, from the Universidad Carlos III de Madrid. The Company believes that Mr. Garcia Rios is qualified to serve on the Board because of his extensive experience and knowledge in digital asset markets and board-level experience in corporate governance, emerging technologies, financial regulation, risk assessment and other critical areas.

Pursuant to the SPA, the Investors purchased approximately $134 million, in aggregate, of pre-funded warrants to purchase common stock. SFF purchased approximately $16 million worth of such pre-funded warrants. As of the date of this report, SFF beneficially owns approximately 9.99% of the Company’s outstanding common stock.

Other than the SFF transaction described above, Mr. Garcia Rios has no direct or indirect material interest in any existing or currently proposed transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

As a newly appointed director of the Company, David Garcia Rios will receive the Company’s standard director compensation package, which consists of annual compensation of $40,000 in cash, payable quarterly in arrears and prorated for any partial year of service. Mr. Garcia Rios is not eligible for an initial equity award under the Company’s 2026 Non-Employee Director Compensation Program because, as a director of SFF, he is an employee, officer or affiliate of a stockholder holding a contractual right to designate a director. In addition, on September 3, 2026, the Company and Mr. Garcia Rios entered into an indemnification agreement in the form attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of September 2, 2026, there were no shares of the Company’s Series A convertible preferred stock (the “Series A Preferred Stock”), Series B non-voting convertible preferred stock (the “Series B Preferred Stock”), Series C non-voting convertible preferred stock (the “Series C Preferred Stock”), Series D non-voting convertible preferred stock (the “Series D Preferred Stock”), Series E non-voting convertible preferred stock (the “Series E Preferred Stock”), or Series F voting retractable preferred stock (the “Series F Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Eliminated Preferred Stock”) outstanding. The Company does not intend to issue any shares of the Eliminated Preferred Stock in the future, and therefore, has determined to eliminate the Eliminated Preferred Stock.

Accordingly, on September 2, 2026, the Company filed a Certificate of Withdrawal (the “Series A Withdrawal”) with the Secretary of State of the State of Delaware (the “Secretary of State”) effectuating the elimination of the Certificate of Designation (the “Series A Certificate of Designation”) relating to the Series A Preferred Stock previously filed by the Company with the Secretary of State on August 12, 2019. Effective upon filing, the Series A Withdrawal eliminated from the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), all matters set forth in the Series A Certificate of Designation.

On September 2, 2026, the Company also filed a Certificate of Withdrawal (the “Series B Withdrawal”) with the Secretary of State effectuating the elimination of the Certificate of Designation (the “Series B Certificate of Designation”) relating to the Series B Preferred Stock previously filed by the Company with the Secretary of State on November 1, 2021. Effective upon filing, the Series B Withdrawal eliminated from the Certificate of Incorporation all matters set forth in the Series B Certificate of Designation.

On September 2, 2026, the Company also filed a Certificate of Withdrawal (the “Series C Withdrawal”) with the Secretary of State effectuating the elimination of the Certificate of Designation (the “Series C Certificate of Designation”) relating to the Series C Preferred Stock previously filed by the Company with the Secretary of State on November 17, 2022. Effective upon filing, the Series C Withdrawal eliminated from the Certificate of Incorporation all matters set forth in the Series C Certificate of Designation.

On September 2, 2026, the Company also filed a Certificate of Withdrawal (the “Series D Withdrawal”) with the Secretary of State effectuating the elimination of the Certificate of Designation (the “Series D Certificate of Designation”) relating to the Series D Preferred Stock previously filed by the Company with the Secretary of State on August 19, 2025. Effective upon filing, the Series D Withdrawal eliminated from the Certificate of Incorporation all matters set forth in the Series D Certificate of Designation.

On September 2, 2026, the Company also filed a Certificate of Withdrawal (the “Series E Withdrawal”) with the Secretary of State effectuating the elimination of the Certificate of Designation (the “Series E Certificate of Designation”) relating to the Series E Preferred Stock previously filed by the Company with the Secretary of State on October 16, 2025. Effective upon filing, the Series E Withdrawal eliminated from the Certificate of Incorporation all matters set forth in the Series E Certificate of Designation.

On September 2, 2026, the Company also filed a Certificate of Withdrawal (the “Series F Withdrawal”) with the Secretary of State effectuating the elimination of the Certificate of Designation (the “Series F Certificate of Designation”) relating to the Series F Preferred Stock previously filed by the Company with the Secretary of State on August 19, 2025. Effective upon filing, the Series F Withdrawal eliminated from the Certificate of Incorporation all matters set forth in the Series F Certificate of Designation.

Shares that were previously designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock have been returned to the Company’s authorized preferred stock available for designation and issuance in accordance with the Certificate of Incorporation. Accordingly, as of September 2, 2026, there were 5,000,000 shares of preferred stock available for designation and issuance.

Copies of each of the Certificates of Withdrawal are attached hereto as Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, and 3.6 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 2, 2026.
3.2	Certificate of Withdrawal of Certificate of Designation of Series B Non-Voting Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 2, 2026.
3.3	Certificate of Withdrawal of Certificate of Designation of Series C Non-Voting Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 2, 2026.
3.4	Certificate of Withdrawal of Certificate of Designation of Series D Non-Voting Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 2, 2026.
3.5	Certificate of Withdrawal of Certificate of Designation of Series E Non-Voting Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 2, 2026.
3.6	Certificate of Withdrawal of Certificate of Designation of Series F Voting Retractable Preferred Stock, filed with the Secretary of State of the State of Delaware on September 2, 2026.
10.1	Form of Indemnification Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 8, 2026	Stablecoin Development Corporation

	By:	/s/ Michael Kazley
		Name:	Michael Kazley
		Title:	Chief Executive Officer